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CERTIFICATE OF INCORPORATION

ON CHANGE OF NAME

Company No. 3599653

The Registrar of Companies for England and Wales hereby certifies that

MOTAQUOTE HOLDINGS LIMITED

having by special resolution changed its name, is now incorporated

under the name of

PROTECTAGROUP LIMITED

Given at Companies House, Cardiff, the 16th December 2004

C03599653F

REGISTRAR OF COMPANIES FOR ENGLAND AND WALES

THE OFFICIAL SEAL OF THE REGISTRAR OF COMPANIES

Companies House

— for the record —

HC006B

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CERTIFICATE OF INCORPORATION

ON CHANGE OF NAME

Company No. 3599653

The Registrar of Companies for England and Wales hereby certifies that

FINALROUND LIMITED

having by special resolution changed its name, is now incorporated

under the name of

MOTAQUOTE HOLDINGS LIMITED

Given at Companies House, Cardiff, the 11th December 2002

C03599653A

THE OFFICIAL SEAL OF THE
REGISTRAR OF COMPANIES

Companies House
— for the record —

HC006B

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CERTIFICATE OF INCORPORATION
OF A PRIVATE LIMITED COMPANY

Company No. 3599653

The Registrar of Companies for England and Wales hereby certifies that

FINALROUND LIMITED

is this day incorporated under the Companies Act 1985 as a private company and that the company is limited.

Given at Companies House, Cardiff, the 17th July 1998

E.P. Owen

MRS. E. P. OWEN

For the Registrar of Companies

N03599653R

COMPANIES HOUSE

HC007B